UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 30, 2018

CATCHMARK TIMBER TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2325
Atlanta, Georgia 30328
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (855) 858-9794

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01    Completion of Aquisition or Disposition of Assets.

On November 30, 2018, CatchMark Timber Trust, Inc. (the “Company”) completed the previously announced sale of approximately 56,000 acres of timberlands in Texas and Louisiana (the “Southwest Property”) to Forest Investment Associates L.P. (the “Purchaser”) for $79.3 million in cash. The sale was completed pursuant to a Purchase and Sale Agreement, dated as of August 20, 2018 (the “Sale Agreement”), by and among CatchMark HBU, LLC, CatchMark Southern Timberlands II, L.P., CatchMark TRS Harvesting Operations, LLC, CatchMark Texas Timberlands, L.P., the Purchaser and First American Title Insurance Company, as amended. The Sale Agreement was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2018 and is incorporated herein by reference.

As part of the transaction, the Company retained approximately 280,000 tons of merchantable inventory (50% sawtimber/50% pulpwood) to be harvested over the next 18 to 24 months. The per-acre sales price was $1,533, including the timber reservations.
The net proceeds from the sale were used to pay down a portion of the Company’s outstanding debt balance under its amended and restated credit agreement.

Item 7.01    Regulation FD Disclosure

On December 3, 2018, the Company issued a press release regarding the completion of the sale of the Southwest Property. A copy of the press release is furnished with this report as Exhibit 99.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits:

Exhibit No.	Description of Exhibit
99.1	Press Release dated December 3, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

Date: December 3, 2018	By:	/s/ BRIAN M. DAVIS
Brian M. Davis Senior Vice President and Chief Financial Officer